MECHANICAL TECHNOLOGY INCORPORATED/PLUG POWER, L.L.C.

                              LEASE FOR BUILDING 3


        THIS AGREEMENT made this 10th day of June, 1998, between Mechanical Technology, Incorporated, a New York corporation, as Landlord, and Plug Power, L.L.C., a Delaware Limited Liability company, as Tenant.

	WITNESSETH: The Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the building (the "Building") known as Building 3, 968 Albany-Shaker Road, Latham, New York (the "Premises") and more fully described on the floor plan designated as Exhibit "A" attached hereto, for the term of ten (10) years, to commence on the first day of October, 1998, and to end on the 30th day of September, 2008, unless terminated earlier, as provided below ("Term") with an option for Tenant to extend the lease for an additional five
(5) years, to commence on the first day of October, 2008, and to end on the 30th day of September, 2013 ("Option Term").

        1. RENT. Tenant shall pay the annual rent equal to $4.00 per square foot ("Rent") commencing October 1, 1998 for each year during the Term. Such annual rent shall be made in equal monthly installments of $17,690 in advance on or before the first day of each and every month during the Term.

      Tenant shall have the option to extend the lease for an additional five years at the end of the Term. Tenant shall pay an annual rent equal to seventy percent (70%) of the Then-Current Fair Market Rent (as defined below) for similar properties commencing October 1, 2008 for each year during the Option Term. Such annual rent shall be made in equal monthly installments in advance on or before the first day of each and every month during the Option Term.
The Then-Current Fair Market Rent shall be determined by a qualified real estate professional ("Agent") agreed to by Landlord and Tenant. If Landlord and Tenant cannot agree upon an Agent, then each of Landlord and Tenant shall select an Agent, each Agent shall prepare a report justifying their proposed rental rate, and the Then-Current Fair Market Rent shall become the average of the two fair market rental rates proposed.

      All rent shall be on a triple net basis such that this Lease shall yield to Landlord the full amount of the installments thereof throughout the Term and the Option Term, if applicable, without deduction. Tenant shall be responsible for payment of (1) the total number of square feet in Building 3, divided by the total number of square feet of all MTI buildings ("Occupancy Ratio") multiplied by the total property, school and other taxes payable with respect to the buildings (less any taxes or assessment only related to the value of the land owned by Landlord) provided, however, that if Building 3 is reassessed (either individually or as a part of the property), such that the total tax burden increases then, Landlord, at its option, may have the building appraised, at its expense, and then Tenant shall be responsible for payment of the appraisal value of Building 3 divided by the appraisal value of all MTI buildings multiplied by the then-current assessed value of the buildings; (2)









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the property, school and other taxes allocated to four acres of land; (3) the
Occupancy Ratio multiplied by the sewer and water charges due or payable in connection with the land and buildings on the MTI property; (4) all costs for liability insurance, fire insurance, heat, air-conditioning, gas, electricity, oil, maintenance and interior repair, janitorial services, garbage collection, fire extinguishers, sprinkler system, building security and window cleaning of the Premises (excluding structural defects to the roof and exterior structure of the Building). All rent shall be paid to Landlord without notice, demand, counterclaim, setoff, deduction or defense, and nothing shall suspend, defer, diminish, abate or reduce any rent, except as otherwise specifically provided in this Lease.

        2. LANDLORD DUTIES. Landlord at its sole cost and expense shall be responsible for the following: cleaning and maintenance of common areas, snow removal, cleaning and maintenance of roadway, walks, and parking areas and the care and maintenance of landscaping and grounds. As used in this Lease, the term "common areas" means driveways, walkways, trash facilities, and all other areas and facilities that are provided and designated from time to time by Landlord for the general nonexclusive use and convenience of Tenant with Landlord and other Tenants and their respective employees, invitees, licensees, or other visitors. Landlord grants Tenant, its employees, invitees, licensees and other visitors a nonexclusive license for the Term to use the common areas in common with others entitled to use the common areas, subject to the terms and conditions of this Lease. Without advance written notice to Tenant, and without any liability to Tenant in any respect, provided Landlord will take no action permitted under this paragraph in such a manner as to materially impair or adversely affect Tenant's substantial benefit and enjoyment of the Premises, Landlord will have the right to:

        1) Temporarily close any of the common areas for maintenance, alteration or improvement purposes; and

        2) Change the size, use, shape or nature of any such common areas, so long as it does not materially interfere or adversely impact Tenant's business.

Landlord, at its sole cost and expense, shall be responsible for the care and maintenance of 1) the exterior of the building and 2) the roof, plumbing and electricity on the non-laboratory side of the fire wall. Provided, however, that Landlord shall not be responsible for any maintenance that is due to the negligence or neglect of Tenant.

        3. OBLIGATION OF LANDLORD REGARDING IMPROVEMENTS. Landlord shall have the following obligations with respect to alterations and improvements of the Premises that are necessary to the operation of Tenant's business.














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              (a)     Landlord shall provide to Tenant the amount of $2,000,000
as a "Tenant Improvement Allowance" which shall be drawn down by Landlord from an IDA facility, as needed to reimburse Tenant for alterations and improvements to the Premises in a manner as more fully set forth below.

              (b) Landlord acknowledges that Tenant has heretofore made certain alterations and improvements to the Premises that are necessary to the operation of Tenant's business, and that Tenant has paid the amount of approximately $800,000 to make such alterations and improvements and Tenant shall continue to make alterations and improvements to the property. Landlord agrees to reimburse or advance such funds to Tenant out of the Tenant Improvements Allowance for such alterations and improvements on or before the first to occur of i) funding of Landlord's IDA financing ("Lender") for the project; ii) cash flow need by Tenant as determined by Tenant in its sole discretion, after July 15, 1998, or iii) August 15, 1998.

              (c) Landlord further agrees to reimburse or advance such funds to Tenant out of the Tenant Improvements Allowance for additional alterations and improvements to the Premises that are necessary to the operation of Tenant's business and acceptable to Tenant on or before March 31, 1999 or such later date as may be approved by Tenant. Tenant shall be solely responsible for determining what alterations and improvements it deems necessary to the operation of its business and shall be solely responsible for arranging such alterations and improvements, including the hiring of appropriate contractors to perform the work. With respect to of any aspect of such work, Tenant shall have its architect or builder prepare a requisition in the form required by the AIA form ("Requisition") and such other documentation as required by Landlord's Lender to Landlord, and Landlord shall reimburse Tenant upon funding to Landlord by its Lender for the work. All reimbursements shall be made within 10 business days of approval of the Requisition by Lender. The parties acknowledge and agree that Landlord's total financial responsibility for all alterations and improvements relating specifically to Tenant's business shall not exceed the amount of $2,000,000, which amount includes the reimbursement amount of $800,000 or such larger amount provided for in subsection (a) above.

              (d) Tenant shall be entitled to offset any unreimbursed amount against the rent due under this Lease if any invoiced amount is funded by Lender and not paid by Landlord to Tenant within 10 business days of such invoice. Offset is not Tenant's exclusive remedy.

              (e) Landlord shall assist Tenant in obtain any permits, authorizations, certificates of occupancy, or related documentation necessary for the completion and/or final approval of any alterations and improvements made by Tenant to the Premises as provided herein.















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        4.  OCCUPANCY.  Tenant shall use and occupy the Premises for no purpose other than the conduct of Tenant's business.

        5. PARKING. Landlord and Tenant shall cooperate to assure that sufficient parking is available to Tenant, at Landlord's cost. Tenant will be entitled to use the parking spaces around the Building in common with other Tenants during the Term subject to the rules and regulations set forth herein, and any amendments or additions to them. The Tenant uses the parking spaces at its own risk, and the Landlord will not be liable for loss or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the parking areas.

        6. REQUIREMENTS OF LAW. Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their departments and bureaus applicable to Tenant's particular use of the Premises, for the correction, prevention, and abatement of nuisances or other grievances, in, upon, or connected with the Premises during the Term and the Option Term.

        7.  TENANT ALTERATIONS AND IMPROVEMENTS: TRADE FIXTURES; TENANT REPAIRS:
In addition to those alterations and improvements provided for in Section 3 above, Tenant shall have the right to adapt from time to time the Premises to its use and, in that connection, shall have the right to install manufacturing facilities, laboratory facilities, test centers, showcases, counters, electrical, telephone and other communications connections and other trade fixtures necessary to accommodate Tenant's business operation. Tenant shall obtain prior consent from Landlord for any major Tenant alterations and improvements and any alterations, improvements or work of any kind with respect to the roof, which consent shall not be unreasonably withheld. All Tenant alterations and improvements must be done in good, workmanlike and orderly fashion, and shall be of such nature that as not to affect the safety or structural soundness of the Building. Tenant shall not make any alterations or improvements to the roof that are inconsistent with or void Landlord's warranty for the roof. Landlord's warranty shall permit the use of multiple contractors.

     Any and all alterations, improvements, additions and partitions, including the installation of trade fixtures, which may be made by Landlord or by Tenant upon the Premises, shall be the sole and absolute property of Landlord and shall remain upon and be surrendered with the Premises, as a part thereof, at the termination of this Lease (whether by default or otherwise), without disturbance, molestation or injury, with the exception that any such alterations, improvements, additions, partitions, or trade fixtures which relate specifically to Tenant's business may be removed from the Premises by Tenant upon termination of the Lease, provided that Tenant can accomplish such removal without damage to the Premises.













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     Subject to all other terms of this Lease, Tenant shall take good care of the Premises and fixtures, make good any injury or breakage done by Tenant or Tenant's agents, employees or visitors, and shall quit and surrender the Premises, at the end of the Term, or the Option Term (as applicable) in as good condition as the reasonable use thereof will permit.

        8. ASSIGNMENT. Tenant, successors, heirs, executors or administrators shall not assign this agreement, or underlet or underlease the Premises, or any part thereof, without Landlord's prior consent in writing. Notwithstanding any such permitted sublease, Tenant shall remain fully and primarily liable for the payment of all rent and additional rent, and the performance of all the terms, covenants and conditions contained in this Lease Agreement, jointly and severally with such assignee or sublessee. Tenant shall not occupy, or permit or suffer the Premises to be occupied for any business or purpose deemed disreputable or extra-hazardous, under the penalty of damages and forfeiture, and in the event of a breach thereof, the Term herein shall immediately cease and determine at the option of Landlord as if it were the expiration of the original Term.

        9. SIGNS. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the Premises or Building without the prior written approval and consent of Landlord, which shall not be unreasonably withheld. Should Landlord deem it necessary to remove the same in order to paint, alter, or remodel any part of the Building, subject to Tenant's prior approval, Landlord may remove and replace same at Landlord's expense. Landlord shall supply the exterior monument sign for the Building to which Tenant may affix its name. All costs associated with affixing Tenant's name to the exterior monument sign or Tenant's entry door shall be borne by Tenant. Tenant must have its name placed on its entry door within one month of its occupancy date. Any temporary signage may be displayed only on prior written approval by Landlord, which approval shall not be unreasonably withheld. All signage must conform to applicable Town of Colonie Sign Law.

        10. DEFAULT OF TENANT. Each of the following shall be an "Event of Default" under this Lease:

              (a) any failure of Tenant to pay any rent when due and such failure continues uncured for fifteen (15) days after Landlord gives Tenant notice of such failure;

              (b) any failure of Tenant to perform any other of the terms, conditions or covenants of this Lease to be performed by Tenant and such failure continues uncured for thirty (30) days after written notice from Landlord specifying such failure, except that in cases where Tenant cannot reasonably cure within said thirty (30) day period, only if Tenant fails to commence to cure within such thirty (30) day period and thereafter to diligently continue to cure the same until fully corrected; and












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              (c)     if both (i) Tenant's estate created by this Lease shall
be taken upon execution, attachment or other process of law, and any such execution, attachment or other process be not vacated or set aside within thirty
(30) days thereafter, or if Tenant shall be adjudged as bankrupt, or if Tenant shall file a voluntary petition in bankruptcy, or if an involuntary petition in bankruptcy be filed and not vacated or set aside within ninety (90) days thereafter, and (ii) there otherwise occurs an Event of Default as specified in subparagraphs "(a)" and "(b)" above.

        11. REMEDIES. Upon an event of Default, Landlord may immediately, or at any time thereafter, re-enter the Premises and remove all persons and all or any property therefrom, either by summary dispossess proceedings, or by any suitable action or proceeding at law, and repossess and enjoy the Premises together with all additions, alterations and improvements. In any such case, Landlord may either relet the Premises or any part or parts thereof for Landlord's own account, or may at Landlord's option, relet the Premises or any part or parts thereof, as the agent of Tenant, and receive the Rents therefor, applying the same first to the payment of such expenses as Landlord may have incurred, and then to the fulfillment of the covenants of Tenant herein, and the balance, if any, at the expiration of the Term, shall be paid to Tenant.
In the event that the Term shall terminate by summary proceedings or otherwise, and if Landlord shall not relet the Premises for Landlord's own account, then, whether or not the Premises be relet, Tenant shall remain liable for, and Tenant hereby agrees to pay to Landlord, until the time when this Lease would have expired but for such termination or expiration, the equivalent of the amount of all of the Rent and "additional Rent" reserved herein, less the avails of reletting, if any, and the same shall be due and payable by Tenant to Landlord on the several Rent days above specified; that is, upon each of such Rent days Tenant shall pay to Landlord the amount of deficiency then existing. Tenant hereby expressly waives any and all right of redemption in case Tenant shall be dispossessed by judgment or warrant of any court or judge, and Tenant waives and will waive all right to trial by jury in any summary proceedings hereafter instituted by Landlord against Tenant in respect to the Premises or any action to recover Rent or damages hereunder.

        12. ACCESS TO PREMISES. Tenant agrees that Landlord and Landlord's agents and other representatives shall have the right to enter into and upon the Premises, or any part thereof, at all reasonable hours and upon twenty-four
(24) hours reasonable notice (except in the case of emergencies) for the purpose of examining the same, or for making such repairs, alterations, additions, or improvements therein as may be necessary or deemed advisable by Landlord.

        13. ADDITIONAL BUILDINGS. Landlord acknowledges that Tenant may desire to construct a manufacturing facility on the land upon which the Premises is located. Landlord agrees to enter into good faith negotiations with Tenant with respect to Landlord's construction of such building or Landlord's land for use and occupancy by Tenant as a manufacturing facility, or, alternatively, a long-term ground lease permitting Tenant's construction of such a facility, provided, that Landlord's obligation to enter such negotiation shall be contingent upon Tenant providing evidence of the availability of financing such a project.








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        14.   TENANT'S RIGHT OF FIRST REFUSAL.  If (i) Landlord receives a bona fide offer for the lease of all or any portion of the first floor of Building 2 not then leased by Tenant or Foster-Miller Technologies, Inc. (the "Space"), or
(ii) Landlord desires to offer the space for lease, Landlord shall give Tenant the right of first refusal to lease the space, at the rent and on the terms and conditions of the offer, in accordance with the following:

              (a) The right of first refusal will be extended by Landlord giving Tenant written notice of the particular offer received or made by Landlord, together with a detailed summary of the offer, requiring Tenant to sign an appropriate amendment to this Lease subjecting the space to this Lease at the rent and for the term set forth in the offer, within 30 days after the mailing of such notice.

              (b) In a case arising under clause (i) above of this paragraph, if Tenant does not sign an amendment to this Lease for the space within the 30-day period, Landlord will have the right to accept the offer received free of the rights of Tenant under this paragraph, except as stated in subparagraph (d) of this paragraph.

              (c) In a case arising under clause (ii) above of this paragraph, if Tenant fails to accept or rejects the offer within the 30-day period, Landlord will be entitled for a period of 180 days to lease the space on the same terms stated in the notice to Tenant. If Landlord does lease the space during the 180-day period, the right granted Tenant under this paragraph will automatically terminate, except as stated in subparagraph (d) of this paragraph.

              (d) If Landlord does not lease the space pursuant to subparagraph (b) above strictly in accordance with the offer presented to, and rejected by, Tenant, or does not lease the space during the 180-day period referred to in subparagraph (c) above, or if upon leasing the space to a third party, such lease terminates or the space becomes vacant while this Lease is still in force, Landlord may not subsequently lease the space without Landlord's compliance with this paragraph. Tenant's right of first refusal to lease the space will continue throughout the term of this Lease with respect to any space available for lease from time to time.

              (e) Any space leased by Tenant will be added to the Premises as of the date provided in the offer, and the Rent will be adjusted to reflect the rent provided to be paid in accordance with the offer. Tenant shall execute amendments to this Lease to reflect additions to the Premises resulting from the exercise of this right of first refusal to lease. Tenant's lease of any space
















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pursuant to this right of first refusal will be on all the terms and conditions set forth in this Lease except as to rent, which will be that set forth in the offer. Except as stated in this Section, Landlord is under no obligation to offer for lease all or any portion of the space to Tenant or any other person.

        15. INABILITY TO PERFORM. Except as set forth herein, this Lease and the obligation of Tenant to pay Rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures or Landlord is prevented or delayed from so doing, by reason of governmental preemption in connection with any National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the condition of supply and demand which have been or are affected by war or other emergency.

        16. DESTRUCTION. In the case of damage, by fire or other action of the elements, to the Building, without the fault of Tenant or of Tenant's agents or employees, if the damage is so extensive as to amount practically to the total destruction of the Premises or of the Building, or if Landlord shall within a reasonable time decide not to rebuild, this Lease shall cease and come to an end, and the Rent shall be apportioned to the time of the damage. In all other cases where the Premises are damaged by fire without the fault of Tenant or of Tenant's agents or employees, Landlord promptly shall repair the damage after notice of damage, and if the damage has rendered the Premises untenantable, in whole or in part, there shall be an apportionment of the Rent until the damage has been repaired. Consideration shall be given to delays caused by strikes, adjustment of insurance and other causes beyond Landlord's control. Landlord is not required to repair or replace any equipment, fixtures, furnishings or decorations, unless originally installed by Landlord.

        If the fire or other casualty is caused by an act or negligence of Tenant, Tenant's employees or invitees, then all repairs will be made at Tenant's expense and Tenant must pay the full rent with no adjustment. The cost of the repairs will be added rent.

       Landlord has the right to demolish or rebuild the Building if there is substantial damage by fire or other casualty. Landlord or Tenant may cancel this Lease within 30 days after the substantial fire or casualty by giving Landlord/Tenant notice of Landlord's/Tenant's intention to demolish or rebuild. The Lease will end 30 days after Landlord's/Tenant's cancellation notice to Landlord/Tenant. Tenant must deliver the Premises to Landlord on or before the cancellation date in the notice and pay all Rent due to the date of the fire or casualty. If the Lease is canceled, Landlord is not required to repair the Premises or Building. The cancellation does not release the Tenant or Landlord











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of liability in connection with the fire or casualty. This section is intended to replace the terms of New York Real Property Law Section 227.

        17. CONDEMNATION. Should the land whereon all or part of the Building stands be condemned for public use, then in that event, upon the taking of the same for such public use, this Lease shall become null and void, and the Term shall cease and come to an end upon the date when the same shall be taken and the Rent and all other charges shall be apportioned as of said date. Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease. No part of any award, however, shall belong to Tenant, except as permitted by law.

        18. LIABILITY. Landlord is exempt from any and all liability for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said Building or from any damage or injury resulting or arising from any other cause or happening whatsoever unless said damage or injury be caused by or be due to the negligence of Landlord.

        19. INDEMNIFICATION. Except for any injury or damage to persons or property on the Premises that is caused by or results from the negligence or deliberate act of Landlord, its employees or agents, and subject to the provisions of paragraph 19, Tenant will not hold Landlord, its employees or agents liable for, and Tenant will indemnify and hold harmless Landlord, its employees and agents from and against any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), liabilities, judgments and expenses (including without limitation reasonable attorneys' fees) incurred in connection with or arising from:


        1) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant;

        2) any activity, work or thing done or permitted by Tenant in or about the Premises, the Building or the Project;

        3) any breach by Tenant or its employees, agents, contractors or invitees of this Lease; and

        4) any injury or damage to the person, property or business of Tenant, its employees, agents, contractors or invitees entering upon the Premises under the express or implied invitation of Tenant.

       	If any action or proceeding is brought against Landlord, its employees or agents by reason of any such claim for which Tenant has indemnified Landlord, Tenant, upon written notice from Landlord, will defend the same at Tenant's expense, with counsel











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reasonably satisfactory to Landlord.

        20. TENANT'S INSURANCE. At all times during the Term, Tenant will carry and maintain, at Tenant's expense, the following insurance, in the amounts specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms satisfactory to
Landlord:

        1) Bodily injury and property damage liability insurance, with a combined single occurrence limit of not less than $3,000,000 or the appraised value of the Premises, whichever is greater. All such insurance will be equivalent to coverage offered by a commercial general liability form, including without limitation personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease;

        2) Workers' compensation insurance satisfying Tenant's obligations and liabilities under the workers' compensation laws of the State of New York, including employer's liability insurance in the limits required by the laws of the State of New York; and

        3) If Tenant operates owned, hired or non-owned vehicles on the project, comprehensive automobile liability at a limit of liability not less than $500,000 combined bodily injury and property damage.


	Certificate of insurance, naming the Landlord as additional insured, will be delivered to the Landlord prior to the Tenant's occupancy of the Premises. All commercial general liability or comparable policies maintained by Tenant will name Landlord as additional insured. All commercial general liability and property policies maintained by Tenant will be written as primary policies, not contributing with and supplemental to the coverage that the Landlord may carry.

        21. LIABILITY INSURANCE. Tenant shall carry public liability insurance in the amount of One Million Dollars ($ 1,000,000) per person -- Two Million Dollars ($2,000,000) per occurrence covering the Premises and shall name Landlord as an additional insured therein and shall furnish to Landlord a certificate of said insurance.

        22. WAIVER OF CLAIMS AND SUBROGATION. Landlord shall be exempt from, and the Tenant agrees to accept the risk of loss by fire or other casualty covered by insurance as to the contents, leasehold improvements or fixtures of the Premises ensuing by reason of fire or other casualty covered by insurance. Tenant shall be exempt from, and Landlord agrees to accept the risk of loss by fire or other casualty covered by insurance as to the building, equipment,










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fixtures and appurtenances of the Premises during the Term or any renewal thereof. Landlord and Tenant shall each cause each insurance policy carried by each respectively, insuring the Building or the Premises, its contents, Leasehold improvements or fixtures, to be written in a manner so as to provide that the insurance companies waive all right or recovery by way of subrogation against the other party in connection with any loss or damage covered by any such policies.

        23. NO WAIVER. The failure of Landlord or Tenant to insist upon a strict performance of any of the Terms, conditions and covenants herein, shall not be deemed a waiver of any rights or remedies that Landlord or Tenant may have, and shall not be deemed a waiver of any subsequent breach or default in the Terms, conditions and covenants herein contained. This instrument may not be changed, modified or discharged orally.

        24. SUBORDINATION. This instrument shall not be a lien against the Premises in respect to any bank, insurance company or other lending institution mortgages that are now on or that hereafter may be placed against the Premises, and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien of this Lease, irrespective of the date of recording and Tenant agrees to execute any such instrument without cost, that maybe reasonably necessary or desirable to further effect the subordination of this Lease to any such mortgage or mortgages, provided any such mortgagee shall first execute and deliver to Tenant a nondisturbance agreement in a form reasonably satisfactory to Tenant, by which the mortgagee agrees not to cut off this Lease in foreclosure. Tenant's refusal to execute such instrument shall entitle Landlord, or Landlord's assigns and legal representatives, to cancel this Lease without incurring any expense or damage and the Term hereby granted is expressly limited accordingly.

        25. ESTOPPEL CERTIFICATE. Tenant shall from time to time, upon Landlord's reasonable request, deliver a written instrument ("Estoppel Certificate") to Landlord or to any other person or firm specified by Landlord, duly executed and acknowledged, certifying to the best of its knowledge, information or belief that this Lease is unmodified and in full force and effect or, if there has been any modification, that the Lease is in full force and effect as modified, and stating any and all such modifications; specifying the dates to which Rent and additional rent provided for herein have been paid, and whether there exists any default in the performance of any covenant agreement, term, provision or condition contained in this Lease.

        26. QUIET ENJOYMENT. Tenant, upon payment of the rent, additional rent and other required charges, and the performance by Tenant under this Lease, shall have the peaceful and quiet enjoyment of the Premises without hindrance or disturbance by Landlord or those claiming by, through or under Landlord, or any other person or entity whatsoever.













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        27.   LATE CHARGES.  A late charge of five (5%) percent shall be assessed to any rental payment not made within fifteen (15) days of the due date and shall be considered additional rent.

        28. NOTICES. Any notice given Tenant shall be in writing and sent by registered or certified mail to Tenant at:

             Plug Power, L.L.C.
             968 Albany-Shaker Road
             Latham, New York 12110

Tenant may change the address at which notices shall be given at any time by like notice to Landlord. Any notices to be given Landlord shall be given in writing and sent by certified mail to Landlord at:

             Mechanical Technology, Incorporated
             968 Albany-Shaker Road
             Latham, New York 12110

Landlord may change the address at which notices shall be given any time by like notice to Tenant.

        29. ATTACHMENTS TO LEASE. The covenants and agreements in the Lease, addendums, exhibits and attachments shall be binding upon the parties hereto and upon their respective successors, heirs, executors and administrators.

        30. MISCELLANEOUS. Notwithstanding anything to the contrary contained in this Lease, any monies due Landlord under this Lease in addition to the rent shall be deemed to be additional rent. Any default on the payment of such additional rent shall give Landlord the same rights and remedies as are provided herein with respect to a default in the payment of rent. Tenant's obligations to pay rent and additional rent shall survive the expiration of the Term, or the Optional Term, or earlier termination of this Lease.

        The failure of Landlord or Tenant to insist upon a strict performance of any term, covenant or condition herein shall not be deemed a waiver of any rights or remedies that Landlord or Tenant may have or a waiver of any subsequent breach or default.

        If any provision of this Lease shall be unenforceable or invalid, such unenforceability or invalidity shall not affect any other provision of this Lease.

	IN WITNESS WHEREOF, Landlord and Tenant respectively have signed and sealed this Lease as of the day and year first above written.


                             MECHANICAL TECHNOLOGY, INCORPORATED

                             By:  /s/ Cynthia Scheuer
                             Its: Vice President and Chief Financial Officer


                             PLUG POWER, L.L.C.


                             By:    /s/ Gary Mittleman
                             Name:  Gary Mittleman
                             Title: President & CEO

STATE OF NEW YORK	)
				) ss.:
COUNTY OF ALBANY	)

        On this 9th day of June in the year 1998 before me, the undersigned, a Notary Public in and for said State, personally appeared Cynthia A. Scheuer, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                    /s/ M. Sheila Lamb
                                  ______________________________
                                        NOTARY PUBLIC



STATE OF NEW YORK	)
				) ss.:
COUNTY OF ALBANY	)

        On this 10th day of June in the year 1998 before me, the undersigned, a Notary Public in and for said State, personally appeared
Gary Mittleman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                    /s/ Ana Maria Galeano
                                  ______________________________
                                        NOTARY PUBLIC